SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use
                                            of the Commission Only
                                            (as permitted by Rule
                                            14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MacDermid, Incorporated

                   (Name of Registrant as Specified In Its Charter)
 ............................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
 ............................................................................
Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.
     1)  Title of each class of securities to which transaction applies:
     .......................................................................
     2)  Aggregate number of securities to which transaction applies:
     .......................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     .......................................................................
     4)  Proposed maximum aggregate value of transaction:
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     5)  Total fee paid:
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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
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was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
  (MacDermid)
    (Logo)
                                 MACDERMID
                                Incorporated
                             245 Freight Street
                         Waterbury, CT. 06702-0671

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 25, 1996

     The Annual Meeting of Shareholders of MacDermid, Incorporated ("MacDermid") will be held at the Marriot Courtyard, 63 Grand Street, Waterbury, Connecticut, on Thursday, July 25, 1996 at 3:30 P.M. EDT, for the following purposes:

     1. To elect five directors to hold office until the next annual meeting and until their successors are elected and qualified;

     2. To consider and act upon proposed amendment to the MacDermid, Incorporated Special Stock Purchase Plan dated November 15, 1991; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 31, 1996 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

     You are requested to promptly vote, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope at your earliest convenience prior to the meeting. Because it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on MacDermid's stock records. Therefore, you may receive more than one proxy. Please vote, date, sign and return all proxies received.

     If you are an employee participating in MacDermid's Employees Profit Sharing or Employee Stock Ownership Plans, you will receive separate instructions covering shares held for your account in such plan or plans.

     Your proxy vote is very important. Prompt return of all your proxies will minimize proxy solicitation expense, assure a quorum and avoid confusion and delay at the meeting.

                                By Order of the Board of Directors,

Waterbury, Connecticut             JOHN L. CORDANI
June 24, 1996                     Corporate Secretary


(IN ORDER TO AVOID UNNECESSARY EXPENSE), we urge you to indicate voting instructions on the enclosed proxy and date, sign and return it promptly PRIOR to the meeting in the envelope provided, no matter how large or small your holdings may be.

     (MacDermid
       (Logo)
                                 MACDERMID
                                Incorporated
                              245 Freight Street
                      Waterbury, Connecticut 06702-0671

                          PROXY STATEMENT GENERAL

     The accompanying proxy is being solicited by the Board of Directors of MacDermid, Incorporated ("MacDermid") for use at the annual meeting of Shareholders of MacDermid and at any and all adjournments thereof
(the "Meeting") to be held, pursuant to the accompanying Notice of Annual Meeting of Shareholders, at Marriot Courtyard, 63 Grand Street, Waterbury, Connecticut on Thursday, July 25, 1996 at 3:30 P.M., EDT.

     Each holder of MacDermid's common stock (the "Common Stock") is entitled to one vote per share on each matter to be brought before the Meeting. Valid proxies will be voted as specified thereon at the Meeting. Any shareholder giving a proxy in the accompanying form (a "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by (1) delivering written notice of such revocation to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671; (2) delivering to the Corporate Secretary a duly executed Proxy or other proxy form bearing a date subsequent to the date on the given Proxy; or (3) appearing at the Meeting and requesting to vote his or her shares in person. Any shareholder who attends the Meeting in person will not be deemed thereby to revoke the Proxy unless such shareholder affirmatively indicates at the Meeting his intention to vote the shares in person.

     Unless a shareholder provides contrary instructions on a Proxy, all shares represented by the Proxy (if not revoked before such shares are voted) will be voted for the election of the nominees for directors named below, for approval of the proposed amendment to the MacDermid, Incorporated Special Stock Purchase Plan dated November 15, 1991, and by the persons granted the proxies in their discretion on any other business properly to come before the Meeting.

     MacDermid has retained D.F. King & Co., Inc. of New York, New
York ("King") to assist with the solicitation of Proxies and the mailing and distribution of proxy material. The anticipated cost of King's services, including reimbursement for expenses, is approximately $8,500. MacDermid will bear the cost of the solicitation of Proxies, which may include the reasonable expenses of brokerage firms and others for forwarding Proxies and proxy material to the beneficial owners of Common Stock of MacDermid. In addition to the use of the mails, Proxies may be solicited by King and by regular employees of MacDermid personally or by telephone or telegram. Votes will be counted by employees of Harris Trust Company of New York, New York ("Harris"), the Corporation's transfer agent. MacDermid currently anticipates that Mr. John L. Cordani and Ms. Sharon J. Stone, employees of MacDermid, will be the Inspectors of Election who will certify the votes at the meeting of shareholders.

     Only holders of Common Stock of record at the close of business on May 31, 1996 are entitled to notice of and to vote at the Meeting. On that date there were 2,791,530 shares of Common Stock outstanding and entitled to be voted. Holders of a majority of such outstanding shares, present in person or represented by proxy, will be necessary to constitute a quorum at the Meeting. If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting will be necessary for the election of each nominee for director and for approval of the proposed amendment to the MacDermid, Incorporated Special Stock Purchase Plan dated November 15, 1991. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Abstentions are counted in determining the shares represented at the Meeting with respect to each proposal presented to shareholders, but broker non-votes are not counted for such purpose.

     Any shares held for the account of a shareholder who participates in the MacDermid Dividend Reinvestment Plan will be voted automatically with the shareholder's other shares of Common Stockas directed by the shareholder on the enclosed Proxy.

     The approximate date on which this Proxy Statement and the accompanying Proxy are first sent to shareholders is June 24, 1996. MacDermid's Annual Report to Shareholders, containing financial statements for the fiscal year ended March 31, 1996, accompanies these proxy materials to each shareholder.


                  EVERY SHAREHOLDER'S VOTE IS IMPORTANT
Please complete, sign and return your proxy card in the enclosed envelope.

                      ITEM 1:  ELECTION OF DIRECTORS

     The Board of Directors, pursuant to the By-Laws, has fixed at five the number of directors to be elected at the Meeting. Shares represented by Proxies will be voted for the election of the nominees for Director listed below, unless otherwise indicated. Each Director of MacDermid shall serve until the next annual meeting or until his successor has been elected and qualified.
All the nominees are currently Directors of MacDermid.

     Management has no reason to believe that any nominee named below will be unable to serve as a Director. If at the time of the Meeting a nominee should be unable to stand for election, it is the intention of the persons granted the Proxies to vote in their discretion for such person as may be designated as a nominee by the Board of Directors of MacDermid.

The following information has been provided by each Director nominee.

                          -NOMINEES FOR DIRECTOR-

HAROLD LEEVER  Mr. Leever joined MacDermid        (Full face photo of
in 1938.  He was elected President in 1954 and     Harold Leever will
Chairman of the Board in 1977.  Mr. Leever is      be placed here.)
active in a number of organizations concerned with education, health and youth development.
Mr. Leever has a B.S. degree in Chemical
Engineering from Michigan State University.

Principal occupation - Chairman of the Board of MacDermid

Director since 1947

203,832 shares - 7.30%(1)

Chairman of the Executive and Nominating Committees.

Age:  82
- ----------------------------------------------------------------------
                         DANIEL H. LEEVER  Mr. Leever joined MacDermid
(Full face photo of      in 1982.  In 1989, he was appointed Senior
Mr. Daniel H. Leever     Vice President and Chief Operatintg Officer.
will be placed here)     In the following year, he was appointed
                         President and Chief Executive Officer.  Mr.
                         Leever attended undergraduate schoo at Kansas
                         State University and the Graduate School at the University of New Haven School of Business.

Principal occupation - President and Chief Executive Officer of MacDermid

Director since 1989

133,749 shares - 4.79%(2) (3)

Member of the Executive and Nominating Committees

Age:  47

DONALD G. OGILVIE - Mr. Ogilvie has been the
Executive Vice President of the American Bankers
Association since 1980.  He was from 1980 to
1985 a Vice President of Celanese Corporation          (Full face
and from 1977 to 1980 Associate Dean of Yale            photo of Donald
University's School of Organization and Management.     G. Ogilvie will
Earlier he held posts in the U.S. Department of         be placed here)
Defense and in the Executive Office of the President as Associate Director of National Security and
International Affairs in the Office of Management and Budget. Mr. Ogilvie has a B.A. degree from Yale
University and an M.B.A. from Stanford University's
School of Business.

Principal occupation - Executive Vice President of American Bankers
Association

Director since 1986

838 shares - *(2)

Member of the Audit, Compensation, Executive and Nominating
Committees.

Age:  53

- ----------------------------------------------------------------------

(Full face photo of           JAMES C. SMITH  Mr. Smith is Chairman
James C. Smith                of the Board and Chief Executive
will be placed here)          Officer of Webster Financial Corporation
                              and its subsidiary, Webster Bank of
                              Connecticut.  He also serves and has
                              served since prior to 1987 as President
                              of Webster.  Mr. Smith is active in a
                              number of organizations dedicated to
                              enhancing the quality of life in the
                              communities served by Webster.  Mr.
                              Smith has an AB degree from Dartmouth
                              College.

Principal occupation - Chairman of the Board and Chief Executive
Officer of Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut.

Director since 1994

1,130 shares  - * (2)

Member of the Audit, Compensation, Executive and Nominating Committees.

Age:  47

THOMAS W. SMITH  Mr. Smith is and since 1973      (Full face photo of
has been the Managing Partner of Prescott          Thomas W. Smith
Investors.  He is on the board of directors        will be placed here)
of Cataline Marketing Corporation and the National Center for Policy Analysis. Mr.
Smith has a B.A. degree from Miami University and an M.A. from the University of California at Berkeley.

Principal occupation - Managing Partner of
Prescott Investors.

Director since 1989

211,590 shares - 7.58%(4)

Chairman of the Audit and Compensation Committees and a member of the Executive and Nominating Committees

Age:  68
- ------------------------------------------------------------------------
* Indicates less than 1% of the outstanding shares of Common Stock.

Notes to Election of Directors

(1) Includes 21,900 shares owned by his wife, Ruth Ann Leever, as to all of which shares Mr. Leever disclaims any beneficial interest, and 5,757 shares held by MacDermid's Profit Sharing and Employee Stock Ownership Plans. Mr. Leever has sole voting power with respect to 176,175 shares. The Bank of Boston Connecticut, as trustee of a revocable trust, may have or succeed to the rights to vote 146,175 shares. A portion of the information for Mr. Leever was obtained from his amended Schedule 13G dated February 6, 1996. MacDermid has entered into an agreement with Mr. Leever that up to the greater of $522,988 or the then face amount of a life insurance policy held by MacDermid on Mr. Leever's life will be used to purchase a portion of his MacDermid shares upon his death. The total purchases to be made are not to exceed the total of the state and federal estate taxes and funeral and administration expenses of Mr. Leever's estate. The price per share of such purchase is to be the market price at the time of death.

(2)  Owner has sole investment and voting power.

(3) Includes 9,410 shares held by MacDermid's Profit Sharing and Employee Stock Ownership plans, 7,500 shares which are subject to restrictions on transfer until May 30, 1998 and 12,500 shares which are subject to restrictions on transfer until May 18, 1999 both under the terms of the Special Stock Purchase Plan and 80,000 shares which may be acquired upon exercise of options granted under the Special Stock Purchase Plan. Also includes 4,398 and 3,287 shares which are subject to restrictions on transfer until August 1, 1999 and May 14, 2000 respectively under the terms of the MacDermid 1995 Equity Incentive Plan. Includes 7,887 shares held in trust by Mr. Leever for his sons and 202 shares owned by his spouse, as to all of which Mr. Leever disclaims beneficial interest.

(4) Includes 201,012 shares held by partnerships in which Mr. Smith is a general partner and 5,000 shares held by Prescott Investors' Employee Profit Sharing Plan, as to all of which Mr. Smith shares voting and investment power and 5,578 shares held by Mr. Smith personally.
A portion of the information for Prescott Investors, is taken from its amended Schedule 13D dated August 3, 1990.



                        COMPENSATION COMMITTEE
                   REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation in the fiscal year ended March 31, 1996.

EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee is primarily responsible for implementing MacDermid's overall executive officer compensation policy ofcompensating MacDermid's executive officers with base salaries competitive with those of comparable companies, rewarding exceptional performance where appropriate and providing incentive for future such performance through incentive bonuses and equity incentives. MacDermid's executive compensation has three basic components: base annual salary, incentive bonus and equity incentives (long term compensation).

     In establishing levels of annual salary, incentive bonus and equity incentives, the Committee generally considers, in order of emphasis, the following factors: (i) the compensation policies and practices of competitive and other businesses, (ii) the level and degree of responsibility of each officer, (iii) the level of compensation and equity incentives which would be required to attract and hold qualified and experienced officers, (iv) the individual and collective performance and achievements of MacDermid's executive officers and (v) MacDermid's performance, growth and achievements relative to the industries in which MacDermid competes.

     MacDermid uses a comparator group of companies,some of which are in the specialty chemicals industry, (the "Comparator Group") to serve as a factor for determining the appropriate cash and equity incentive components of the program.The companies in the Comparator Group are selected based upon theirsimilarity to MacDermid, as determined by total revenue. Earnings trends, return on equity and other performance measures are compared. The size and composition of the Comparator Group may change from year to year. The Comparator Group differed from the group of companies included in the Media General Specialty Chemical stock index used in the Comparative Stock Performance graph on page 10. The Media General Specialty Chemical stock index, which consists of approximately 70 companies, is too unwieldy to use for compensation purposes because of the large number of companies and their disparate compensation practices. The Comparator Group is not used in the performance graph principally because of the need to maintain consistency in the indices or peer groups used in the graph.

     Before considering the other compensation factors discussed above the Committee targets base annual compensation at a level which, together with incentive bonuses, would provide cash compensation to individual executives at below median market compensation levels for poor corporate performance, at median market compensation levels for good corporate performance, and above median market compensation levels for excellent corporate performance.

     Executive officers were eligible to receive incentive bonuses pursuant to MacDermid's Executive Incentive Bonus Plan, the purpose of which is to motivate executive officers to use their best efforts to enhance shareholder value through improvements in MacDermid's financial performance. The Committee uses a formula as a guide in determining the initial amount of the executive incentive bonus.
The formula utilizes the following three factors, each of which is given equal weight: (i) the increase in consolidated earnings per share averaged over the most recent two-year period (the "EPS Change"),
(ii) the relationship of net earnings to net sales ("ROS") and (iii) the relationship of net earnings to average shareholders' equity ("ROE"). An incentive bonus is paid with respect to a particular factor only if the EPS Change, ROS or ROE equal or exceed 3%, 4% and 14%, respectively. The amount of incentive bonus that is actually paid to executive officers is subject to adjustment by the Committee based upon individual performance and the results of the individual business units for which they are respectively responsible.

     During the fiscal year ended March 31, 1996 MacDermid's executive officers were eligible to receive equity incentives (Stock Options or Restricted Stock Awards) under the MacDermid Special Stock Purchase
Plan (the "Special Stock Purchase Plan") and the MacDermid, Incorporated 1995 Equity Incentive Plan (the "Equity Incentive Plan"). The
Committee administers the Plans, which were approved by MacDermid's shareholders in 1992 and 1995 respectively, and awards equity incentives to executives and other employees of MacDermid. The purpose of awarding equity incentives under the Plans is to enable MacDermid to attract, retain and motivate its employees to exert their best efforts to enhance shareholder value by giving them the ability to participate in the long-term growth of MacDermid. The Committee generally considers the same factors in establishing the amounts of equity awards for MacDermid's executive officers as those listed above. The amounts of the awards are based upon the relative position of each executive officer within MacDermid and individual performance independent of the terms and amount of awards previously granted.

     Stock Options awarded under the Special Stock Purchase Plan are in the form of options to purchase a specified number of restricted shares of MacDermid Common Stock at an exercise price equal to 66.6% of the market price of the Common Stock on the date of award. The options are exercisable only during the four-year period beginning on the date of award. The shares of Common Stock acquired upon any exercise are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the participant's employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Committee in its discretion from time to time.

     Restricted Stock Awards issued under the Equity Incentive Plan generally consist of restricted stock awards equal to twenty (20) percent of the amount of a participant's annual bonus payout awarded to the participant under the participant's bonus plan in lieu of payment of the allocable bonus amount plus some additional amount of matching awards, which amount is determined by the Committee.
The restricted stock awards may not be sold or transferred during a period of four (4) years from the date of the award. The restricted stock is forfeited to MacDermid if the participant's employment with MacDermid is terminated during the restricted period, except in the case of death, permanent disability, involuntary termination without cause or retirement. Such restrictions may, however, be waived by the Committee in its discretion from time to time.

     The Committee believes that the Plans allow executive officers to participate in the enhancement of shareholder value but only after requiring them to share in the risk of share ownership by holding restricted stock for a period of four years.


CHIEF EXECUTIVE OFFICER COMPENSATION

     The base annual salary and incentive bonus for Daniel H. Leever, MacDermid's Chief Executive Officer, were determined utilizing the methods and factors discussed above. Mr. Leever's base annual salary remained at $275,000 in fiscal 1996. Mr. Leever's base salary has remained constant at this level for the past two years, with any potential increase being deferred to the performance based bonus.
Mr. Leever received a bonus for the fiscal year ended March 31, 1996 based on each of the bonus factors, all of which exceeded the minimum requirements for payment of a bonus. MacDermid's performance during the fiscal year ended March 31, 1996 placed MacDermid solidly in the upper quintile of the Comparator Group. Approximately one-half of the incentive bonus was paid with respect to the EPS change with the balance attributable to the ROS and the ROE. During fiscal year 1996, Mr. Leever received a restricted stock award of 4,398 shares of Common Stock.

     Respectfully submitted by,


                    THE COMPENSATION COMMITTEE
                    Thomas W. Smith, Chairman
                         Donald G. Ogilvie
                          James C. Smith


                    SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes annual, long-term and other compensation paid by MacDermid and its subsidiaries for each of its three fiscal years ended March 31, 1996 to MacDermid's Chief Executive Officer and four other most highly compensated executive officers.

                                                  Long-Term
                                                 Compensation
                          Annual Compensation       Awards
                          -------------------     -----------
                                                  Securities    All
                                                  Underlying    Other
                                                  Options or    Compen-
Name and              Year     Salary    Bonus Restricted Stock sation
principal position              ($)     ($)<F1>    (#)<F2>    ($)<F3><F4>
- -----------------------------------------------------------------------
Daniel H. Leever      1996    275,000   448,668      4,398      56,569
President and         1995    275,000   385,000     25,000      47,268
Chief Executive       1994    260,725   125,000     25,000      15,854
Officer

Arthur J. LoVetere,Jr.1996    120,684   160,000      8,414      79,101
Vice President and    1995       -         -           -          -
Chief Financial       1994       -         -           -          -
Officer  <F5>

Terrence C. Copeland  1996    145,000      -         1,646      33,185
Vice President <F6>   1995    120,800   144,000      5,000      27,901
                      1994    119,492    30,000      2,000      21,016

Michael A. Pfaff      1996    145,000   100,000      1,646      30,688
Vice President        1995    123,150   144,000     10,000      23,873
                      1994    109,969   105,000      5,000      14,480

Peter E. Kukanskis    1996    115,000    40,000        951      22,299
Vice President        1995    104,000    83,200      2,000      16,861
                      1994    100,000    30,000      2,000      14,400

<F1>   The bonuses reported were actually paid in the following
fiscal year but calculated and accrued based upon performance in the fiscal year indicated in each case. 1995 bonuses were adjusted downward from the 1995 proxy because of the 20% reduction required by the MacDermid, Incorporated 1995 Equity Incentive Plan which was approved by the Shareholders at the 1995 Annual Meeting.

<F2>    Awarded in fiscal year indicated.  For Fiscal 1996, all awards listed, except for the shares indicated for Mr. LoVetere, consisted of restricted Stock Awards under the 1995 Equity Incentive Plan. The 8,414 shares noted for Mr. LoVetere consisted of 7,500 options awarded under the Special Stock Purchase Plan and 914 shares issued under the 1995 Equity Incentive Plan.



<F3>   Includes certain amounts which, previous to 1992 would have been included in MacDermid's contribution to the Profit Sharing Plan. Employees, generally, have the right to contribute this amount to the Profit Sharing Plan under 401(k) rules. However, due to limitations imposed by Internal Revenue Service Rules, certain executive officers are prevented from making such a contribution and receive the amount as additional cash compensation. For Fiscal 1996 these amounts were $19,584, $6,051, $8,670, $8,670 and $5,940 for Messrs. Leever,
LoVetere, Copeland, Pfaff and Kukanskis respectively.

<F4>   Amounts listed for 1996 include payments by MacDermid for
premiums for split dollar life insurance in the amounts of $4,384, $8,198, $5,024, and $5,174 on behalf of, respectively, Messrs. Leever, Copeland, Pfaff, and Kukanskis; contributions to the E.S.O.P. in the amounts of $3,750, $3,750, $3,750, and $1,982 on behalf of, respectively, Messrs. LoVetere, Copeland, Pfaff, and Kukanskis; contributions to the Profit Sharing Plan in the amounts of $29,793, $8,015, $11,172, $11,172, and $7,865 on behalf of, respectively, Messrs. Leever, LoVetere, Copeland, Pfaff, and Kukanskis; and premiums for term life insurance in the amounts of $2,808, $967, $1,395, $2,072, and $1,338 on behalf of, respectively,
 Messrs. Leever, LoVetere, Copeland, Pfaff, and Kukanskis. The amount listed for Mr. LoVetere includes $60,318 in reimbursed moving expenses.

<F5>   Reported only for the fiscal year in which Mr. LoVetere
became an executive officer, Fiscal Year 1996.

<F6>   Mr. Copeland resigned as an executive officer and employee of MacDermid effective April 15, 1996.



                   OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to stock options granted to the Chief Executive Officer and the named executive officers during the fiscal year ended March 31,
 1996.

                             INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------


                          Percent                                       Potential realizable value at
             Number of    of total                                      assumed annual rates of stock
             securities   options                                       price appreciation for option
             underlying   granted to    Exercise     Market                      term <F2>
             options      employees     or base      price              -----------------------------
             granted      in fiscal     price        on date   Expiration
Name        (#) <F1>       year         ($/Sh)       of grant   date      0% ($)    5% ($)   10% ($)
- -----------------------------------------------------------------------------------------------------

Arthur J.      7,500        50%         $30.85        $46.25    10/3/99  $115,500  $281,100 $512,175
LoVetere, Jr.


<F1>  (1)  Shares of Common Stock acquired upon exercise of an option are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the participant's employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Compensation Committee in its discretion from time to time.

<F2>  (2)  Amounts are based upon an actual option term together with a restricted period totaling eight years. At the end of eight years, the total value of the 2,794,231 shares owned as of March 31, 1996 by the shareholders of MacDermid at 5% and 10% compounding from the market price on the date of grant would be approximately $68.33 and $99.14 per share or an aggregate value for all shares of $190,930,000 and $277,019,000, respectively.




             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to the aggregate number of unexercised options held by the Chief Executive
Officer and the named executive officers as of March 31, 1996.

                    Shares                Number of Securities    Value of
                   Acquired                   Underlying         Unexercised
                     on                       Unexercised       In-the-money
                   Exercise                 Options/SARs at      Options at
                    During                  FY-end (#) <F2>      FY-end ($)
Name                Fiscal        Value      Exercisable/       Exercisable/
                     1996        Realized    Unexercisable      Unexercisable
                       #           $ <F1>                         <F2> <F3>
- -----------------------------------------------------------------------------
Daniel H. Leever     12,500       348,100       80,000            3,918,853
Arthur J. LoVetere,Jr 3,000        81,966        7,500              262,688
Terrence C.Copeland   4,000       120,392       12,000              585,872
Michael A. Pfaff      1,268        36,896       20,000              981,130
Peter E. Kukanskis      0             0         10,000              497,911

<F1>  Value is determined as the spread between the exercise price and the market price on the date of exercise.

<F2>  All options were exercisable on the date of grant and at March
      31, 1996.

<F3>  Calculated using a market value per share at March 29, 1996 of
      $65 7/8, as reported by NASDAQ Stock Market ("NASDAQ").


                     EMPLOYEES PENSION PLAN

     The MacDermid Employees Pension Plan (the "Pension Plan") is a qualified defined benefit plan. Pension payments may be made under the Pension Plan upon normal retirement commencing when an executive reaches age 60 based upon credited years of service up to a maximum of 30 years. Annual benefits are calculated on a single-life annuity basis and are subject to offsets for (i) amounts based on the value of the executive's interest in the Profit Sharing Plan as of March 31, 1976, if any, and (ii) 0.45% of the lesser of covered compensation or final average compensation, as defined by the Internal Revenue Code (the "Code") Section 401(1), multiplied by the years of service.

     Under the MacDermid, Incorporated Supplemental Executive Retirement Plan (the "Supplemental Plan"), executive officers are entitled to the difference between the benefits actually paid to them under the Pension Plan and the benefits which they would have received under the Pension Plan were it not for certain restrictions imposed under the Code relating to the amount of benefits payable under the Pension Plan and the amount of annual compensation which may be taken into account in determining benefits under the Pension Plan.

     Assuming that there are no changes in the Pension Plan and that participants historically have had earnings at least equal to the maximum Social Security wage base in each year of employment with MacDermid, the following table illustrates the estimated annual benefit payable for life under the Pension Plan and the Supplemental Plan to an employee retiring at age 60 on March 31, 1996 with maximum service under the Plan of up to 30 years. These benefits neither reflect an offset for the participant's March 31, 1976 interest in the Profit Sharing Plan nor do they recognize a Social Security supplement which is payable under the Pension Plan until the employee reaches age 65.

               ESTIMATED ANNUAL PENSION PAYABLE AT NORMAL
             RETIREMENT BASED ON YEARS OF SERVICE INDICATED
- ---------------------------------------------------------------------
Final Average
  Earnings     10 Years   15 Years   20 Years     25 Years   30 Years
- ---------------------------------------------------------------------
$150,000        20,899     31,334     41,778       52,223     62,668
$200,000        28,389     42,584     56,778       70,973     85,168
$250,000        35,889     53,834     71,778       89,723    107,668
$300,000        43,389     65,084     86,778      108,473    130,168
$350,000        50,889     76,334    101,778      127,223    152,668
$400,000        58,389     87,584    116,778      145,973    175,168
$450,000        65,889     98,834    131,778      164,723    197,668
$500,000        73,389    110,084    146,778      183,473    220,168
$600,000        88,389    132,584    176,778      220,973    265,168
$700,000       103,389    155,084    206,778      258,473    310,168

     Covered compensation under the Pension Plan includes an employee's annual salary and bonus, which, for the Chief Executive Officer and four other named executive officers, is set forth in the Summary Compensation Table. Messrs. Leever, LoVetere, Copeland, Pfaff, and Kukanskis have 15, 7, 9, 14, and 27 years of credited service, respectively, under the Pension Plan.

                  COMPARATIVE STOCK PERFORMANCE

     The following graph and chart compare, during the five-year period commencing March 31, 1991 (at the market close) and ending March 31, 1996, the annual change in the cumulative total return on MacDermid's Common Stock with the Nasdaq Stock Market (U.S. & Foreign) and the Media General Specialty Chemicals Stock indices, assuming the investment of $100 on March 31, 1991 (at the market close) and the reinvestment of any dividends.

                   FIVE YEAR CUMULATIVE TOTAL RETURN


                                 (Graph)



     (The graph provided here has three data lines. Each line provides a representation of the cumulative total return achieved on MacDermid Common Stock, the Nasdaq Stock Market (U.S. and Foreign) and the Media General Specialty Chemicals Stock indices respectively. The three lines each begin at $100 and then diverge, connecting each of their respective five other data points. The lines for the Nasdaq Stock Market and for Specialty Chemicals are similar and show fairly even growth from 1991 to 1996. MacDermid's data line generally trails Nasdaq and Specialty Chemicals through 1994 and, in 1995, increases to well above the comparator indices by the end of 1995 and through 1996.)


     Past share performance should not be viewed as necessarily indicative of future performance.


Graph Dollar Values 1991    1992    1993    1994    1995    1996
MacDermid, Inc.     100     118     116     114     192     297

NASDAQ              100     105     118     136     145     195

Specialty Chemicals 100     123     127     137     142     165
























            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND OF MANAGEMENT

     The following table sets forth information as of May 31, 1996, with respect to ownership of common stock by any person known to
MacDermid to be a beneficial owner of more than 5% of its common stock, by MacDermid's five most highly compensated executive officers and by all directors and officers of MacDermid as a group.  Unless otherwise noted, each person has sole voting and disposition power with respect to such person's shares.  The total of shares of common stock beneficially owned by the executive officers includes the right to acquire ownership through exercise of stock options.
- ----------------------------------------------------------------------
                                        Number of Shares      Percent
     Beneficial Owner                   Beneficially Owned    of Class
- ----------------------------------------------------------------------
     FIVE PERCENT BENEFICIAL OWNERS

     Harold Leever                          203,832 <F1>       7.30%
     366 Guilds Hollow Road
     Bethlehem, Connecticut 06751

     MacDermid Employees Profit Sharing,    664,285 <F2>      23.80%
     Pension and Stock Ownership Plans
     245 Freight Street
     Waterbury, Connecticut  06702

     Thomas W. Smith and                    211,590 <F1>       7.58%
     Prescott Investors
     323 Railroad Avenue
     Greenwich, Connecticut 06830

     Bank of Boston Corporation             289,375 <F3>      10.37%
     100 Federal Street
     Boston, Massachusetts 02110

     Vanguard/Primecap Fund, Inc.           189,000 <F5>       6.77%
     P.O. Box 2600
     Valley Forge, PA 19482

     Lazard Freres & Co.                    139,700 (F4)       5.00%
     One Rockefeller Plaza
     New York, N.Y. 10020

     NAMED EXECUTIVE OFFICERS
     Daniel H. Leever              133,749 <F1> <F6> <F7>      4.79%
     Arthur J. LoVetere, Jr.        21,481 <F6> <F7>             *
     Terrence C. Copeland           21,244 <F6>                  *
     Michael A. Pfaff               35,360 <F6> <F7>           1.27%
     Peter E. Kukanskis             20,480 <F6> <F7>             *

     All Directors and Officers    729,894 <F6> <F7>          26.15%
     as a group (15 persons)

- -----------------------------------------------------------------------
                  *Less than 1% of shares outstanding


<F1>  Additional explanation of the shares beneficially owned by the
Directors is provided in the footnotes under Election of Directors.

<F2>  620,590 shares in the MacDermid Employees Profit Sharing Plan and in the MacDermid, Incorporated Employee Stock Ownership Plan are beneficially owned by the Trustee of the plans, Fleet Bank, One
Federal Street, Boston, MA 02211, and 43,695 shares in the MacDermid, Incorporated Employees Pension Plan are beneficially owned by the Trustee of the plan, Investors Bank & Trust Company, 24 Federal Street, Boston, MA 02110. Under the terms of the Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the Trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The trustee of the Pension Plan may vote all the MacDermid shares beneficially owned thereunder.

<F3>  The information for Bank of Boston Corporation ("BOB") is taken from its Schedule 13G dated February 13, 1996. Through its subsidiary, Bank of Boston Connecticut, BOB has sole voting power with respect to 289,375 shares, shared voting power with respect to no shares, sole dispositive power with respect to 119,805 shares and shared dispositive power with respect to 169,570 shares. 146,175 of the shares held by BOB are also beneficially owned by Mr. Harold Leever. See footnote (1) under Election of Directors.

<F4>  The information for Lazard Freres & Co. is taken from its
Schedule 13G dated February 14, 1996.

<F5>  The information for Vanguard Primecap Fund, Inc. is taken from its Schedule 13G dated February 14, 1996.

<F6>  The beneficial owners of these shares generally have sole voting and investment power. Includes 133,749; 21,481; 21,244; 35,360; and 20,480 shares of Common Stock held by Daniel H. Leever and Messrs. Lovetere, Copeland, Pfaff, and Kukanskis, respectively, and 73,943 shares of Common Stock beneficially owned by 12 officers as a group in MacDermid's Profit Sharing and ESOP Plans. Also includes 80,000, 7,500, 20,000,and 10,000 shares of Common Stock which may be acquired upon exercise of options granted to Messrs. Leever, LoVetere, Pfaff, and Kukanskis respectively, and 165,000 shares of Common Stock in the aggregate which may be acquired upon exercise of options granted to 11 officers as a group through MacDermid's Special Stock Purchase Plan.

<F7>  Includes 20,000, and 4,000 shares of Common Stock for Messrs.
Leever, and Pfaff, respectively, which are subject to restrictions on transfer under the Special Stock Purchase Plan, and 7,685, 1,758, 2,320, and 1,244 shares of Common Stock for Messrs. Leever, LoVetere, Pfaff, and Kukanskis respectively, which are subject to restrictions on transfer under MacDermid's 1995 Equity Incentive Plan.

                 INTEREST OF MANAGEMENT AND OTHERS
         IN CERTAIN TRANSACTIONS AND FAMILY RELATIONSHIPS

	Harold Leever is the Chairman, a Director, and a nominee for Director of MacDermid. Mr. Leever's son, Daniel H. Leever, is President, Chief Executive Officer, a Director and a nominee for Director of MacDermid.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held a total of eight (8) regular meetings during the 1996 fiscal year. Each of the five current members of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and the committees of which they were members. The Board has Audit, Compensation, Executive and Nominating Committees.

     The Audit Committee recommends independent auditors, reviews the scope of the audit examination and the independence of the auditors, reviews and approves non-audit services provided by the auditors, reviews findings and recommendations of the auditors and management's response thereto and reviews MacDermid's internal audit function. The Committee met three (3) times during the 1996 fiscal year. Members of the Committee are: Thomas W. Smith, Chairman, Donald G. Ogilvie and James C. Smith.

     The Compensation Committee reviews and makes recommendations to the Board with respect to officer compensation and it administers the MacDermid, Incorporated Special Stock Purchase Plan and the MacDermid, Incorporated 1995 Equity Incentive Plan, determining the persons to whom equity incentives are to be granted, the number of shares to be granted and the manner in which the exercise price shall be payable. The Committee, which met six (6) times during the 1996 fiscal year, includes Mr. Thomas W. Smith, Chairman, Donald G. Ogilvie and James C. Smith.

     The Executive Committee may exercise, subject to limitations prescribed by law, those powers assigned to it by the Board of Directors. The Committee, which did not meet during the 1996 fiscal year, includes Harold Leever, Chairman; Daniel H. Leever, Donald G. Ogilvie, Thomas W. Smith, and James C. Smith.

     The Nominating Committee reviews and makes recommendations to the Board with regard to director nominees. Any shareholder wishing to recommend a nominee to the Board should do so in writing addressed to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671. The Committee, which met once during the 1996 fiscal year, includes Harold Leever, Chairman; Daniel H. Leever; Donald G. Ogilvie, Thomas W. Smith, and James C. Smith.

     Directors who are employees of MacDermid received no compensation in addition to their salaries and benefits received as employees. Directors who are not employees were paid $500 for each meeting of the Board attended, an additional $500 for each meeting of the Board exceeding four hours duration, $150 for each committee meeting attended not coincident with a meeting of the Board, a quarterly cash retainer of $750, and an annual retainer of $2,000 payable in shares of MacDermid Common Stock. MacDermid provided up to $50,000 group term life insurance for each outside director for which it paid a total of $635 in premiums during the 1996 fiscal year.

        ITEM 2:  PROPOSAL TO AMEND THE MACDERMID, INCORPORATED
                     SPECIAL STOCK PURCHASE PLAN

     The Board of Directors proposes that the shareholders approve certain amendments (the "Amendments") to the MacDermid, Incorporated Special Stock Purchase Plan (the "Plan") intended to align more closely the interests of shareholders and MacDermid employees granted options under the Plan. The Amendments, which are described below, extend the period during which certain options may be exercised, allow employees limited use of their options as collateral and provide specific protections for the exempt status of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934. The Plan, as proposed to be modified by the Amendments, is attached to this Proxy Statement as Exhibit A (capitalized portions are additions to the original Plan and "^" denotes a deletion therefrom).

     The original Plan was approved by the shareholders of MacDermid at the 1992 Annual Meeting of Shareholders. In February 1996, the Board of Directors approved the Amendments, subject to shareholder approval.

PRINCIPAL RROVISIONS OF THE ORIGINAL PLAN.

     The Plan is administered by a committee of not fewer than two members of the Board of Directors (the "Committee"), each of whom must be a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Committee determines the persons to whom options are to be granted, the number of shares to be optioned and the manner in which the option price shall be payable. Additionally, the Committee may adopt such rules and regulations as it may deem desirable for administration of the Plan.

     Under the Plan, options may be granted for an aggregate, subject to certain adjustments, of up to 300,000 shares of Common Stock. Such shares may be treasury shares or may be authorized and unissued shares. The purchase price per share upon exercise of an option under the Plan shall be equal to 66.6% of the fair market value of such shares at the time the option is granted. Any option granted under the Plan may be exercised only within four years from the date of grant (or, if later, within four years from the date that the Plan is approved by the shareholders of MacDermid). However, in the event that a participant retires, dies or otherwise leaves the employment of MacDermid, any option held by the participant must be exercised, if at all, as follows:
(i) within three months following retirement in accordance with MacDermid's established retirement policies, (ii) within six months following death and (iii) within one month following termination of employment with MacDermid for reasons other than retirement or death; provided that in no event may any option be exercised more than four years after the date of grant (or shareholder approval). Upon request by a retiring participant, the Committee may extend the three month period within which his or her options may be exercised.

     The shares purchased by a participant upon exercise of an option must be held and may not be transferred by the participant (except to MacDermid) for a period of four years commencing on the date of exercise of the option. In its sole discretion, the Committee may waive the restrictions against transfer applicable to the shares prior to the expiration of the four year period.

     If a participant's employment with MacDermid is terminated for any reason other than death, retirement in accordance with MacDermid's established retirement policies, permanent disability or involuntary termination without cause while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant is required to sell such shares to MacDermid for the price he or she paid for the shares. However, if a participant's employment is terminated due to one of the reasons listed in the preceding sentence, any restrictions on the transfer of shares held by the participant pursuant to the Plan will lapse and such shares may be freely transferred.

     For federal income tax purposes, no taxable income results to the optionee upon the grant of a stock option under the Plan or upon the issuance of shares upon the exercise of the option. Correspondingly, no deduction is allowed to MacDermid upon either the grant or the exercise of an option. The optionee will be deemed to have received compensation equal to the difference between the exercise price of the option for the shares purchased and the fair market value of the shares upon the expiration of the restrictions described above. If, however, a participant makes an election under Section 83(b) of the Code within 30 days of the exercise of the option, the participant will realize ordinary income on the date of exercise equal to the fair market value of the shares at that time (measured as if the shares were unrestricted and could be sold immediately) less the exercise price paid for such shares. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to the restrictions on transfer. If the shares subject to an election are repurchased by MacDermid, the participant will not be entitled to any deduction, refund or loss for tax purposes with respect to the repurchased shares. Upon sale of the shares after the restrictions on transfer have expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the participant elected immediate recognition of income under Section 83(b) of the Code.)

     Full payment of the exercise price, together with the amount of any taxes due, must be made at the time any option granted under the Plan is exercised. Payment may be made in cash, by certified or cashiers check or, at the discretion of the Committee, by delivery of shares of Common Stock having a fair market value equivalent to the amount required to be paid.

     Provision is made in the Plan for hardship withdrawals and waiver of restrictions, at the discretion of the Committee, where there is a demonstrated need which cannot be satisfied from other reasonably available resources. Hardship may include medical expenses incurred by the participant or the participants dependents, payment of tuition for post-secondary education or expenditures to prevent eviction of the participant from his or her principal residence.

     In the event that MacDermid's outstanding shares of Common Stock are increased or decreased as the result of a stock dividend, stock split, recapitalization or other similar event, the number of shares available for issuance under the Plan, the number of shares issuable pursuant to any outstanding option and the exercise price of any option outstanding under the Plan may be adjusted to the extent the Committee deems appropriate, with the approval of counsel, to preserve the rights of the participants.

     In addition, if MacDermid reclassifies or exchanges outstanding shares of Common Stock, consolidates or merges with or into another corporation (other than with a subsidiary controlled by MacDermid) or otherwise recapitalizes or reorganizes, or sells or conveys to another corporation all or substantially all of its assets (collectively referred to herein as "Reorganizations"), each participant shall have the right upon any subsequent exercise of an option to acquire the same kind and amount of securities and property which the participant would have been able to acquire if the participant had exercised the option immediately before the Reorganization. In addition, the Committee shall have the right in connection with any Reorganization to cause any outstanding options to become immediately exercisable in whole or in part.

     If any person or entity owns or acquires, directly or indirectly, shares of the capital stock of MacDermid entitled to cast 25% or more of the votes entitled to be cast generally in an election of directors (other than any such shares owned or acquired by any qualified employee benefit plan maintained by MacDermid), all restrictions imposed on any shares of Common Stock pursuant to the Plan will immediately lapse and all options outstanding under the Plan will become immediately exercisable.

     The Board of Directors may amend, suspend, or terminate the Plan except that no action may be taken which impairs particpants' rights under outstanding options without their consent and no amendment shall be made without shareholder approval where such approval is required under Rule 16b-3. The Committee may substitute new options for options previously granted to participants, including without limitation, previously granted options having higher exercise prices.

PROPOSED AMENDMENTS

OPTION PERIOD

     The original Plan provides that any option granted may be exercised only within four (4) years from the date of grant (or, if later, within four (4) years from the date that the Plan is approved by the Shareholders). The proposed Amendments would extend this exercise period for previously granted but unexercised options from four (4) years to ten (10) years on a share for share basis, depending upon the number of options previously exercised by a participant at any point in time. For example, a participant having a total of 10,000 options granted under the Plan, with 4,000 of those 10,000 exercised, would be allowed, under the Amendments, an additional six (6) years to exercise 4,000 of the 6,000 remaining options. The final 2,000 options would expire according to their original terms after four (4) years.

RESTRICTIONS ON SHARES ISSUED UNDER THE PLAN

     The original Plan provided that Shares issued upon exercise of an option under the Plan may not be sold, transferred or otherwise hypothecated, except to the Company for an amount equal to the price paid for such Shares upon exercise, for a period of four (4) years from the date of issuance pursuant to such exercise. The Amendments would allow participants to pledge such Shares as security for obligations directly related to the acquisition of shares under the Plan, during the restriction period, subject to the restrictions on sale and transfer. Further, the Amendments specify that retirement, for purposes of the Plan means retirement, in accordance with the Company's qualified pension plan, at or after the attainment of age sixty (60). Payment of tuition for post-secondary education has been deleted as a specifically listed hardship.


AMENDMENT AND TERMINATION; MODIFICATION

     The Plan allows the Committee the ability to substitute new options for options previously granted to participants. The Amendments add additional clarity by specifying that the Committee may modify the terms of options previously granted to participants, provided that no such action may be taken which impairs the rights of any participant under any outstanding option, without obtaining the consent of such participant.


SECTION 16 EXEMPTION

     The Amendments provide specific protection for the exempt status of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act"), by specifying that Shares acquired by a Plan participant who is subject to Section 16 of the Act, may not be sold for six (6) months after the latter of the grant of the option and, if applicable, the date on which the exercise period of the option was extended to ten years pursuant to the Amendments.

     In addition, the Amendments prevent any action by the Committee or the Board if such action would disqualify the Plan from the exemption provided by Rule 16b-3 or any successor provision.

     The Board of Directors adopted the Amendments effective February 13, 1996 subject to the approval of the Shareholders at the 1996 Annual Meeting of Shareholders. The affirmative vote of the holders of a majority of the Common Shares of MacDermid represented at the Annual Meeting of Shareholders is necessary for approval of the Amendments.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

INDEPENDENT ACCOUNTANTS

     The independent public accountants for MacDermid for fiscal year 1996 were KPMG Peat Marwick ("KPMG"), which firm had been selected to be MacDermid's auditors for fiscal year 1996 by the Board of Directors. At the Meeting, a representative of KPMG will have the opportunity to make a statement if he or she wishes to do so and will be available to answer any appropriate questions that may be asked by shareholders.


SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy statement relating to the 1997 annual meeting must comply in all respects with the rules and regulations of the Securities and Exchange Commission and be received at MacDermid's principal executive offices at 245 Freight Street, Waterbury, Connecticut 06702-0671 no later than February 24, 1997. Such proposals should be addressed to the attention of John L. Cordani, Corporate Secretary.

MISCELLANEOUS


     The Board of Directors knows of no matters other than those referenced in the Notice of Annual Meeting which are to be brought before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

     It is important that Proxies be returned prior to the Meeting. Shareholders are urged to sign and date the enclosed Proxy and promptly return it in the enclosed envelope.



        June 24, 1996            JOHN L. CORDANI
                                 Corporate Secretary



     MacDermid, Incorporated will provide without charge, to any shareholder, upon written request, a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended March 31, 1996. Such request should be directed to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street,
Waterbury, Connecticut  06702-0671.

                                                           EXHIBIT A

                     MACDERMID, INCORPORATED
                   SPECIAL STOCK PURCHASE PLAN

                     Dated November 15, 1991
                 (Restated November 1, 1992 and
               Amended Effective February 13, 1996)


     1. PURPOSES. The purposes of the MacDermid, Incorporated Special Stock Purchase Plan (the "Plan") are (i) to enable MacDermid,
Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") to grant to its employees who are in a position to make a notable contribution to the welfare of the Company, the means to acquire a proprietary interest in the Company, in order that such persons will have financial incentives to contribute to the Company's growth and profitability, and (ii) to enhance the ability of the Company to attract and retain in its employ individuals of outstanding ability upon whom the success of the Company will depend.

     2. ADMINISTRATION. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors (the "Committee") appointed by the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee may adopt such rules and regulations as it may deem necessary or advisable for the administration of the Plan.

     3. GRANT OF AWARDS. Subject to the terms and provisions of the Plan, options to purchase shares of Common Stock of the Company shall be granted on behalf of the Company by the Committee.

     4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided herein, an aggregate of 300,000 shares of the Common Stock of the Company (the "Common Stock"), shall be available for issuance pursuant to options granted under the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury. All shares subject to options that shall have terminated or shall have been forfeited in whole or in part or canceled for any reason (other than by surrender for cancellation upon any exercise of all or part of such options) shall be available for issuance pursuant to options granted subsequently under the Plan.

     5. PARTICIPANTS. All employees of the Company who are in a position to make a notable contribution to its welfare shall be eligible to receive options and thereby become participants in the Plan. Receipt of an option shall in no way be deemed to constitute a contract or promise of continued employment by the Company.

     6. OPTION PRICE. The purchase price per share purchasable upon exercise of an option under the Plan shall be equal to sixty-six and six tenths percent (66.6%) of the fair market value of such shares at the time the option is granted, as determined in good faith by the Committee.

     7. OPTION PERIOD. Subject to Sections 12 and 13 and the following provisions of this Section 7, the period for exercising an option (the "Exercise Period") shall begin with the later of the date of grant of the option and the date of approval of the Plan by the Company's stockholders and shall end four (4) years thereafter.

     NOTWITHSTANDING THE FOREGOING, AND SUBJECT TO THE APPROVAL OF THE PLAN AS AMENDED BY THE COMPANY'S STOCKHOLDERS, THE EXERCISE PERIOD FOR THAT NUMBER OF OPTIONS HELD BY A PARTICIPANT AT THE END OF SUCH FOUR (4) YEARS (THE "ORIGINAL TERMINATION DATE") THAT IS EQUAL TO THE LESSER OF:

     (A) ONE-HALF (1/2) OF THE TOTAL NUMBER OF OPTIONS GRANTED TO SUCH PARTICIPANT UNDER THE PLAN, AND

     (B) THE TOTAL NUMBER OF OPTIONS GRANTED TO SUCH PARTICIPANT UNDER THE PLAN THAT HAVE BEEN EXERCISED BY THE PARTICIPANT ON OR PRIOR TO THE ORIGINAL TERMINATION DATE,

SHALL BE EXTENDED AUTOMATICALLY AS OF THE ORIGINAL TERMINATION DATE FOR AN ADDITIONAL SIX (6) YEARS THEREAFTER.

     ALL EXTENSIONS OF THE EXPIRATION DATE OF OUTSTANDING OPTIONS UNDER THE PLAN WILL BE DOCUMENTED PROMPTLY AFTER THE ORIGINAL TERMINATION DATE BY THE ISSUANCE OF A NEW STOCK OPTION AGREEMENT, ALTHOUGH THE FAILURE TO DO SO SHALL NOT BE CONSTRUED TO INVALIDATE ANY SUCH EXTENSION.

     If a participant retires in accordance with the Company's established retirement policies at any time between the commencement and the expiration of the Exercise Period, an option shall be exercisable by him or her only during the three (3) months following his or her retirement (but in no event after the expiration of the Exercise Period) and only as to the number of shares, if any, as to which it was exercisable immediately prior to retirement. At the written request of a participant, the Committee may, at its sole discretion, extend the period for exercise of a particular option beyond said three-month period. Any such request shall be delivered to the Committee at the principal business office of the Company at least one (1) month prior to expiration of said three-month period and shall set forth the reasons for the request.

     If a participant dies at any time between the commencement and the expiration of the Exercise Period, an option shall be exercisable by his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the six (6) months following his or her death (but in no event after the expiration of the Exercise Period), and only as to the number of shares, if any, as to which it was exercisable immediately prior to death.

     If a participant ceases to be an employee of the Company for any reason other than retirement or death at any time between the commencement and the expiration of the Exercise Period, an option shall be exercisable by him or her during the thirty (30) days following the cessation of his or her employment (but in no event after the expiration of the Exercise Period) and only as to the number of shares, if any, as to which it was exercisable immediately prior to cessation of employment.

     8. PAYMENT FOR SHARES AND RELATED MATTERS. Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be paid at the time of exercise of an option and shall be made in cash or by certified or bank cashier's check or, in the discretion of the Committee, in whole or in part by delivery of shares of Common Stock of the Company having a fair market value at the date of such delivery (determined in a manner approved by the Committee) of not less than the amount for which payment is being made by delivery of the shares. The Company shall issue no certificates for shares until (a) full payment therefor has been made and (b) the participant purchasing such shares provides for payment to (or withholding by) the Company of all amounts required under then applicable provisions of the Internal Revenue Code of 1986, as amended, and state and local tax laws to be withheld with respect to such purchase, and a participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him or her.

     9. RESTRICTIONS ON SHARES ISSUED UNDER THE PLAN. Shares of COMMON STOCK issued upon exercise of an option under the Plan may not be sold or otherwise transferred, ^ except to the Company for an amount equal to the price paid for such shares upon exercise, for a period of four (4) years from the date of issuance pursuant to such exercise, provided, however, that the Committee in its sole discretion may determine from time to time for any reason to waive in whole or in part the restrictions applicable to any such shares prior to the expiration of such four (4) year period. NOTWITHSTANDING THE FOREGOING, SUCH SHARES OF COMMON STOCK MAY BE PLEDGED, SUBJECT TO THE RESTRICTIONS UNDER THIS SECTION 9, AS SECURITY FOR OBLIGATIONS, DIRECTLY RELATED TO THE ACQUISITION OF SUCH SHARES OF COMMON STOCK HEREUNDER, PRIOR TO THE EXPIRATION OF SUCH FOUR (4) YEAR PERIOD, AND NOTHING HEREIN SHALL PREVENT THE PLEDGEE FROM RECOVERING ON SUCH SECURITY (TO THE EXTENT OF AND CONSISTENT WITH THE PROVISION OF THIS
SECTION 9) IN THE EVENT OF A DEFAULT ON ANY SUCH OBLIGATION.

     If the employment of the holder of shares issued upon exercise of an option under the Plan is terminated for any reason other than death, retirement in accordance with the Company's ^ QUALIFIED PENSION PLAN AT OR AFTER ATTAINMENT OF AGE SIXTY (60), permanent disability or involuntary termination without cause while such shares are subject to the restrictions described in the immediately preceding paragraph, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase such shares.

     Notwithstanding the foregoing provisions of this Section 9, if the employment of the holder of shares issued upon exercise of an option under the Plan is terminated due to death, retirement in accordance with the Company's ^ QUALIFIED PENSION PLAN AT OR AFTER ATTAINMENT OF AGE SIXTY (60), permanent disability or involuntary termination without cause, the restrictions on such shares shall lapse as of the date of such event, and such holder shall be free to dispose of the shares without further restriction.

     The restrictions imposed under this Section 9 shall apply as well to all shares or other securities issued in respect of shares in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spinoff, split-off, merger, consolidation or reorganization. In the event any stock certificate is issued in respect of shares awarded upon the exercise of an option under this Plan, such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares.

     10. NONTRANSFERABILITY. No option shall be assignable or transferable by a participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Each option shall be exercisable during the lifetime of a participant only by such participant, except that, if permissible under applicable law, an option may also be exercised by the guardian or legal representative of a participant.

     11. EFFECT OF CHANGES IN COMMON STOCK. In the event that the outstanding shares of Common Stock of the Company are increased or decreased as a result of a stock dividend, stock split, recapitalization or other means having the same effect, the number of shares available for issuance under the Plan, the number of shares issuable pursuant to any outstanding option, and the exercise price of any option outstanding under the Plan, shall be adjusted as the Committee shall deem appropriate, in its sole discretion and with the approval of counsel, to preserve unimpaired the rights of the participants. All determinations made by the Committee hereunder shall be conclusive and binding upon the participants.

     12. EFFECT OF REORGANIZATIONS. In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of outstanding shares of Common Stock), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations," a participant shall have the right, upon any subsequent exercise of an option, to acquire the same kind and amount of securities and property which such participant would then have if such participant had exercised such option immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of same, the adjustment rights in Section 11 and this Section being continuing and cumulative, except that, anything to the contrary herein contained notwithstanding, the Committee shall have the right in connection with any Reorganizations, upon not less than thirty (30) days' written notice to the participants, to terminate the term of any outstanding options so that, in such event, all outstanding options may be exercised in whole or in part, only at a time prior to or simultaneously with the consummation of such

Reorganization. The provisions and term of options held by participants who are no longer employees of the Company shall not be affected pursuant to the preceding sentence. In any such event, such options may be exercised or converted, to the extent permitted by their terms, prior to or simultaneously with the consummation of such Reorganization.

     13. CHANGE IN CONTROL. In the event that at any time after the effective date of the Plan the Company shall have a "Principal Stockholder," as hereinafter defined, then notwithstanding anything to the contrary contained herein, upon the date such event occurs (a) all restrictions imposed pursuant to Section 9 with respect to shares shall immediately lapse, and (b) all outstanding options shall be exercisable immediately in whole or in part.

     For purposes of this Section 13, (a) the term "Principal Stockholder" shall mean any corporation, person, or other entity ("person") owning beneficially, directly or indirectly, shares of the capital stock of the Company entitled to cast twenty-five percent (25%) or more of the votes at the time entitled to be cast generally in the election of Directors by all of the outstanding shares of all classes of capital stock of the Company (other than any such shares held by any qualified employee benefit plan maintained by the Company), considered for purposes of this Section 13 as one class; (b) in determining such ownership, a person shall be deemed to be the beneficial owner of any shares of capital stock of the Company which are beneficially owned, directly or indirectly, by any other person (i) with which it or its "affiliate" or "associate," as hereinafter defined, has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of the Company or (ii) which is its "affiliate" or "associate"; (c) a person shall be deemed to be an "affiliate" of, or affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (d) the term "associate" used to indicate a relationship with any person shall mean (A) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity security, (B) any trusts or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     14. HARDSHIP WITHDRAWALS. Notwithstanding anything to the contrary contained in Section 9 above, the Committee, in its sole discretion, may waive the restrictions imposed by Section 9 on any shares issued upon exercise of options under the Plan upon demonstration by a participant of financial hardship. For purposes hereof, financial hardship shall mean an immediate and heavy financial need of the participant such that the waiver of the restrictions imposed by Section 9 is necessary to satisfy that need. Such an immediate and heavy financial need may be deemed to exist with respect to the following expenditures:

     (a) Medical expenses incurred by the participant or his or her spouse or dependents (as defined in Section 152 of the Internal
Revenue Code of 1986, as amended);

     ^

     (b) Expenditures to prevent eviction of the participant from his or her principal residence or foreclosure of a mortgage on the same.

     A distribution will be deemed to be necessary to satisfy such a need only if it is demonstrated on the basis of all the facts and circumstances that it does not exceed the amount required to satisfy the need and the need cannot be satisfied from other reasonably available resources.

     15. EFFECTIVE DATE ON PLAN. Subject to the approval of the shareholders of the Company, the Plan shall be effective on November 19, 1991. Prior to such approval, options may be granted under the Plan expressly subject to such approval.

     16. AMENDMENT AND TERMINATION; MODIFICATION. The Board by resolution at any time may amend, suspend or terminate the Plan, provided that (i) no such action shall be taken which impairs the rights of any participant under any outstanding option, without such participant's consent, and (ii) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision. The Committee may substitute new options for, OR MODIFY THE TERMS OF, options previously granted to participants, including, without limitation, previously granted options having higher exercise prices, PROVIDED THAT NO SUCH ACTION SHALL BE TAKEN WHICH IMPAIRS THE RIGHTS OF ANY PARTICIPANT UNDER ANY OUTSTANDING OPTION, WITHOUT SUCH PARTICIPANT'S CONSENT.

     17. SECTION 16 EXEMPTION. NOTWITHSTANDING ANY OTHER PROVISION OF THE PLAN, IN ORDER TO QUALIFY FOR THE EXEMPTION PROVIDED BY RULE 16B-3 UNDER THE ACT, OR ANY SUCCESSOR PROVISION, ANY SHARES OF COMMON STOCK ACQUIRED BY A PLAN PARTICIPANT WHO IS SUBJECT TO SECTION 16 OF THE ACT UPON EXERCISE OF AN OPTION GRANTED UNDER THE PLAN MAY NOT BE SOLD FOR SIX MONTHS AFTER THE LATTER OF THE GRANT OF THE OPTION AND, IF APPLICABLE, THE DATE ON WHICH THE EXERCISE PERIOD OF THE OPTION
WAS EXTENDED TO TEN YEARS PURSUANT TO SECTION 7 HEREOF. THE COMMITTEE AND THE BOARD SHALL HAVE NO AUTHORITY TO TAKE ANY ACTION IF THE AUTHORITY TO TAKE SUCH ACTION, OR THE TAKING OF SUCH ACTION, WOULD DISQUALIFY THE PLAN FROM THE EXEMPTION PROVIDED BY RULE 16B-3 UNDER THE ACT, AND ANY SUCCESSOR PROVISION.

     18. INTERPRETATION. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

                                               Appendix A

FORM OF PROXY
Front



PROXY            MACDERMID, INCORPORATED            PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders -- July 25, 1996 at 3:30 P.M., E.D.T. At The Marriot Courtyard, 63 Grand Street, Waterbury,Connecticut

     The undersigned hereby constitutes and appoints HAROLD LEEVER and DANIEL H. LEEVER, or either of them, with full power of substitution in each, attorneys and proxies to act on behalf of the undersigned at said meeting and at any adjournment thereof (the "Meeting"), with authority to vote on the following matters all shares of stock which the undersigned would be entitled to vote at the Meeting if personally present as directed on the reverse side hereof with respect to the items set forth in the accompanying Proxy Statement and in their discretion upon such other matters as may properly come before the Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Reverse


PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

A vote FOR items 1 and 2 is recommended by the Board of Directors.
1. Election of Directors
   Nominees: Harold Leever, Daniel H. Leever,
   Donald G. Ogilvie, James C. Smith and
   Thomas W. Smith
              FOR WITHHOLD FOR ALL (Except Nominee(s)
              [ ]    [ ]     [ ]    written below)
2. Approval of the Amendment to the MacDermid, Incorporated
   Special Stock Purchase Plan
              FOR   AGAINST   ABSTAIN
              [ ]     [ ]       [ ]
3. In their discretion, upon any other
   matters as may properly come before
   the meeting.
                 AUTHORITY  AUTHORITY
                  GRANTED    WITHHELD
                    [ ]         [ ]

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the above matters.


      Dated:____________________,1996
Signature(s)_____________________________
            _____________________________
            NOTE:  Please sign exactly as name
            appears hereon. For joint accounts
            both owners should sign. When
            signing as executor, administrator,
            attorney, trustee, guardian,
            corporate officer, etc., please give
            your full title.



[Space is provided for a mailing label containing the shareholder's name, address, account number, CUSIP number, sequence number and number of shares.]